Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Suzano S.A. of our report dated February 12, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Suzano S.A.'s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
São Paulo, Brazil
April 30, 2025